Exhibit 99.2

4th Quarter 2014

Fourth Quarter 2014

Supplemental Financial Data

The projections and estimates given in this document and other written or oral statements made by or on behalf of the Company may constitute “forward-looking statements” within the meaning of the federal securities laws. All forward-looking statements are subject to certain risks and uncertainties that could cause actual events to differ materially from those projected. Management believes that these forward-looking statements are reasonable; however, you should not place undue reliance on such statements. These statements are based on current expectations and speak only as of the date of such statements. The Company undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of future events, new information or otherwise. The following are some of the factors that could cause the Company’s actual results and its expectations to differ materially from those described in the Company’s forward-looking statements: the success of the Company’s business strategies discussed in its Annual Report on Form 10-K for the year ended December 31, 2013 and in subsequent filings with the SEC; conditions affecting ownership of residential real estate and general conditions in the multi-family residential real estate market; uncertainties associated with the Company’s real estate development and construction; uncertainties associated with the timing and amount of apartment community sales; exposure to economic and other competitive factors due to market concentration; future local and national economic conditions, including changes in job growth, interest rates, the availability of mortgage and other financing and related factors; the Company’s ability to generate sufficient cash flows to make required payments associated with its debt financing; the effects of the Company’s leverage on its risk of default and debt service requirements; the impact of a downgrade in the credit rating of the Company’s securities; the effects of a default by the Company or its subsidiaries on an obligation to repay outstanding indebtedness, including cross-defaults and cross-acceleration under other indebtedness; the effects of covenants of the Company’s or its subsidiaries’ mortgage indebtedness on operational flexibility and default risks; the Company’s ability to maintain its current dividend level; uncertainties associated with the Company’s condominium for-sale housing business, including warranty and related obligations; the impact of any additional charges the Company may be required to record in the future related to any impairment in the carrying value of its assets; the impact of competition on the Company’s business, including competition for residents in the Company’s apartment communities and for development locations; the Company’s ability to compete for limited investment opportunities; the effects of any decision by the government to eliminate Fannie Mae or Freddie Mac or reduce government support for apartment mortgage loans; the effects of changing interest rates and effectiveness of interest rate hedging contracts; the success of the Company’s acquired apartment communities; uncertainties associated with the timing and amount of asset sales, the market for asset sales and the resulting gains/losses associated with such asset sales; the Company’s ability to succeed in new markets; the costs associated with compliance with laws requiring access to the Company’s properties by persons with disabilities; the impact of the Company’s ongoing litigation with the U.S. Department of Justice regarding the Americans with Disabilities Act and the Fair Housing Act as well as the impact of other litigation; the effects of losses from natural catastrophes in excess of insurance coverage; uncertainties associated with environmental and other regulatory matters; the costs associated with moisture infiltration and resulting mold remediation; the Company’s ability to control joint ventures, properties in which it has joint ownership and corporations and limited partnerships in which it has partial interests; the Company’s ability to renew leases or relet units as leases expire; the Company’s ability to continue to qualify as a REIT under the Internal Revenue Code; and the effects of changes in accounting policies and other regulatory matters detailed in the Company’s filings with the Securities and Exchange Commission; increased costs arising from health care reform; or any breach of the Company’s privacy or information security systems. Other important risk factors regarding the Company are included under the caption “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2013 and may be discussed in subsequent filings with the SEC. The risk factors discussed in Form 10-K under the caption “Risk Factors” are specifically incorporated by reference into this document.

Supplemental Financial Data	2 | P a g e

4th Quarter 2014

CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share data) - (Unaudited)

	Three months ended December 31,		Year ended December 31,
	2014	2013	2014	2013
Revenues
Rental	$87,390	$88,728	$355,583	$341,902
Other property revenues	5,107	4,773	21,237	19,963
Other	316	204	992	872

Total revenues	92,813	93,705	377,812	362,737

Expenses
Property operating and maintenance (exclusive of items shown separately below)	38,893	39,538	162,959	155,261
Depreciation	21,145	21,914	84,759	85,608
General and administrative	5,020	4,751	17,898	17,245
Investment and development (1)	206	307	2,366	1,755
Other investment costs (1)	61	85	768	1,324
Severance, impairment and other (2)	513	436	2,266	2,417

Total expenses	65,838	67,031	271,016	263,610

Operating income	26,975	26,674	106,796	99,127
Interest income	41	10	135	77
Interest expense	(8,751)	(11,424)	(40,286)	(44,704)
Amortization of deferred financing costs	(429)	(658)	(2,282)	(2,573)
Net gains on condominium sales activities (3)	683	476	2,545	27,944
Equity in income of unconsolidated real estate entities, net	380	479	1,788	2,090
Other income (expense), net (4)	605	(195)	19	(839)
Net loss on extinguishment of indebtedness (5)	-	-	(18,357)	-

Income from continuing operations, before gains on sales of real estate assets	19,504	15,362	50,358	81,122
Gains on sales of real estate assets	-	-	187,825	-

Income from continuing operations	19,504	15,362	238,183	81,122

Discontinued operations (5)
Income from discontinued property operations	-	121	-	1,418
Gains on sales of real estate assets	-	28,380	-	28,380

Income from discontinued operations	-	28,501	-	29,798

Net income	19,504	43,863	238,183	110,920
Noncontrolling interests - consolidated real estate entities	-	(20)	(22,554)	(107)
Noncontrolling interests - Operating Partnership	(45)	(112)	(509)	(279)

Net income available to the Company	19,459	43,731	215,120	110,534
Dividends to preferred shareholders	(922)	(922)	(3,688)	(3,688)

Net income available to common shareholders	$18,537	$42,809	$211,432	$106,846

Per common share data - Basic (6)
Income from continuing operations (net of preferred dividends)	$0.34	$0.27	$3.89	$1.42
Income from discontinued operations	-	0.52	-	0.55

Net income available to common shareholders	$0.34	$0.79	$3.89	$1.96

Weighted average common shares outstanding - basic	54,348	54,075	54,262	54,336

Per common share data - Diluted (6)
Income from continuing operations (net of preferred dividends)	$0.34	$0.26	$3.88	$1.41
Income from discontinued operations	-	0.52	-	0.54

Net income available to common shareholders	$0.34	$0.79	$3.88	$1.96

Weighted average common shares outstanding - diluted	54,394	54,208	54,353	54,508

See Notes to Consolidated Financial Statements on page 6

Supplemental Financial Data	3 | P a g e

4th Quarter 2014

FUNDS FROM OPERATIONS AND ADJUSTED FUNDS FROM OPERATIONS

(In thousands, except per share data)—(Unaudited)

A reconciliation of net income available to common shareholders to funds from operations and adjusted funds from operations available to common shareholders and unitholders is provided below.

	Three months ended December 31,		Year ended December 31,
Funds From Operations	2014	2013	2014	2013
Net income available to common shareholders	$18,537	$42,809	$211,432	$106,846
Noncontrolling interests - Operating Partnership	45	112	509	279
Depreciation on consolidated real estate assets, net (7)	20,804	21,616	83,599	84,841
Depreciation on real estate assets held in unconsolidated entities	299	292	1,181	1,164
Gains on sales of depreciable real estate assets	-	(28,380)	(187,825)	(28,380)
Noncontrolling interest share of gains on sales of depreciable real estate assets	-	-	24,074	-
Gain on sale of retail condominium	-	-	(281)	-
Non-cash impairment charge on depreciable real estate	450	-	450	-

Funds from operations available to common shareholders and unitholders (A)	$40,135	$36,449	$133,139	$164,750

Funds from operations available to common shareholders and unitholders - core operations (B)	$39,452	$35,973	$130,875	$136,806
Funds from operations available to common shareholders and unitholders - condominiums	683	476	2,264	27,944

Funds from operations available to common shareholders and unitholders (A)	$40,135	$36,449	$133,139	$164,750

Adjusted Funds From Operations
Funds from operations available to common shareholders and unit holders (A)	$40,135	$36,449	$133,139	$164,750
Annually recurring capital expenditures	(3,817)	(3,180)	(13,943)	(14,673)
Periodically recurring capital expenditures	(2,085)	(4,676)	(8,137)	(15,893)
Non-cash straight-line adjustment for ground lease expenses	115	118	464	476
Net loss on early extinguishment of indebtedness	-	-	18,357	-
Noncontrolling interest share of net loss on early extinguishment of indebtedness	-	-	(1,737)	-
Non-cash impairment charge on land held for investment	-	-	-	400

Adjusted funds from operations available to common shareholders and unitholders (8) (C)	$34,348	$28,711	$128,143	$135,060

Adjusted funds from operations available to common shareholders and unitholders - core operations (8) (D)	$33,665	$28,235	$125,879	$107,116
Adjusted funds from operations available to common shareholders and unitholders - condominiums (8)	683	476	2,264	27,944

Adjusted funds from operations available to common shareholders and unitholders (8) (C)	$34,348	$28,711	$128,143	$135,060

Per Common Share Data - Diluted
Funds from operations per share or unit, as defined (A÷E)	$0.73	$0.67	$2.44	$3.01
Funds from operations per share or unit - core operations (B÷E)	$0.72	$0.66	$2.40	$2.50
Adjusted funds from operations per share or unit, as defined (8) (C÷E)	$0.63	$0.53	$2.35	$2.47
Adjusted funds from operations per share or unit - core operations (8) (D÷E)	$0.62	$0.52	$2.31	$1.96
Dividends declared	$0.40	$0.33	$1.56	$1.24
Weighted average shares outstanding (9)	54,522	54,327	54,478	54,628
Weighted average shares and units outstanding (9) (E)	54,643	54,466	54,608	54,770

See Notes to Funds from Operations and Adjusted Funds from Operations on page 6

Supplemental Financial Data	4 | P a g e

4th Quarter 2014

CONSOLIDATED BALANCE SHEETS

(In thousands, except per share data)

	December 31, 2014	December 31, 2013
	(Unaudited)
Assets
Real estate assets
Land	$317,077	$327,270
Building and improvements	2,323,626	2,408,906
Furniture, fixtures and equipment	304,534	291,027
Construction in progress	86,971	74,064
Land held for future investment	33,197	61,768

	3,065,405	3,163,035
Less: accumulated depreciation	(937,310)	(913,018)
Assets held for sale, net of accumulated depreciation of $207 at December 31, 2014	672	-
For-sale condominiums	-	1,122

Total real estate assets	2,128,767	2,251,139
Investments in and advances to unconsolidated real estate entities	4,059	4,056
Cash and cash equivalents	140,512	82,110
Restricted cash	3,572	4,712
Deferred financing costs, net	5,117	8,495
Other assets	29,771	31,165

Total assets	$2,311,798	$2,381,677

Liabilities and equity
Indebtedness	$892,459	$1,098,734
Accounts payable, accrued expenses and other	70,616	73,431
Investments in unconsolidated real estate entities	16,624	16,687
Dividends and distributions payable	21,852	17,928
Accrued interest payable	4,229	5,157
Security deposits and prepaid rents	12,972	10,888

Total liabilities	1,018,752	1,222,825

Redeemable common units	7,086	6,121

Commitments and contingencies
Equity
Company shareholders’ equity
Preferred stock, $.01 par value, 20,000 authorized:
8 1/2% Series A Cumulative Redeemable Shares, liquidation preference $50 per share, 868 shares issued and outstanding	9	9
Common stock, $.01 par value, 100,000 authorized:
54,632 and 54,629 shares issued and 54,509 and 54,191 shares outstanding at December 31, 2014 and 2013, respectively	546	546
Additional paid-in-capital	1,114,851	1,111,861
Accumulated earnings	185,001	66,138
Accumulated other comprehensive income (loss)	(3,675)	(3,419)

	1,296,732	1,175,135
Less common stock in treasury, at cost, 207 and 519 shares at December 31, 2014 and 2013, respectively	(10,772)	(22,188)

Total Company shareholders’ equity	1,285,960	1,152,947
Noncontrolling interests - consolidated property partnerships	-	(216)

Total equity	1,285,960	1,152,731

Total liabilities and equity	$2,311,798	$2,381,677

Supplemental Financial Data	5 | P a g e

4th Quarter 2014

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

AND RECONCILIATION OF FUNDS FROM OPERATIONS AND ADJUSTED FUNDS FROM OPERATIONS

(In thousands)

1)

Investment and development expenses include investment group expenses, development personnel and associated costs not allocable to development projects. Other investment costs primarily include land carry costs, principally property taxes and assessments, as well as acquisition expenses of $320 for the year ended December 31, 2013.

2)

Severance, impairment and other expenses included $1,066 and $592 for the years ended December 31, 2014 and 2013, respectively, related to the strategic initiative to upgrade the Company’s operating and financial software systems. In 2014, severance, impairment and other expenses also included casualty losses of $750 related to extreme winter conditions in many of the Company’s markets and fire damage at one community, and non-cash impairment charges of $450 to write-down to fair value a commercial property. Severance, impairment and other in 2013 also included casualty losses of $236 related to fire damage at one community, non-cash impairment charges of $400 to write-down to fair value a parcel of land held for future investment and severance charges of $1,189 related to the departure of an executive officer and other personnel.

3)	A summary of revenues and costs and expenses of condominium activities for the three months and years ended December 31, 2014 and 2013 was as follows:

	Three months ended December 31,		Year ended December 31,
	2014	2013	2014	2013
Condominium revenues	$-	$20	$2,442	$68,168
Condominium costs and expenses	683	456	(178)	(40,224)

Net gains on sales of residential condominiums	683	476	2,264	27,944
Net gain on sale of retail condominium	-	-	281	-

Net gains on sales of condominiums	$683	$476	$2,545	$27,944

For the three months and year ended December 31, 2014, the Company recognized a reduction to condominium warranty and related obligations of $683 and $1,454, respectively, associated with the anticipated resolution and final settlement of certain contingencies at the Company’s Atlanta, Georgia and Austin, Texas condominium projects. Additionally, in 2014, the Company sold a retail condominium representing a portion of the available retail space at the condominium community in Austin, Texas and recognized a net gain of $281. For the three months and year ended December 31, 2013, the Company recognized a reduction to warranty and related obligations totaling $501 associated with the favorable settlement of certain warranty contingencies related to another condominium project sold out in prior years.

4)

Other income (expense), net primarily includes state franchise taxes. For the three months and year ended December 31, 2014, other income (expense) also included an income tax benefit of $797 related to the Company’s taxable REIT subsidiaries.

5)

In periods prior to January 1, 2014, under ASC Topic 360, the operating results of real estate assets designated as held for sale or sold were included in discontinued operations for all periods presented. Additionally, all gains or losses on the sale of these assets were included in discontinued operations. For the three months and year ended December 31, 2013, income from discontinued operations included the operating results of one apartment community sold in October 2013, containing 342 units, as follows:

	Three months ended December 31, 2013	Year ended December 31, 2013
Revenues
Rental	$285	$3,557
Other property revenues	29	356

Total revenues	314	3,913

Expenses
Property operating and maintenance	170	1,679
Depreciation	-	527
Interest	23	289

Total expenses	193	2,495

Income from discontinued property operations	$121	$1,418

Supplemental Financial Data	6 | P a g e

4th Quarter 2014

Effective for the Company on January 1, 2014, the accounting and disclosure requirements for reporting discontinued operations were amended under GAAP. The amended guidance requires the Company to report asset disposals as discontinued operations only if such disposals represent a strategic shift that would have a major effect on the Company’s operations and financial results. In the first quarter of 2014, the Company classified three communities, containing 645 units, as held for sale, including one community containing 308 units in Houston, Texas and two communities containing 337 units in New York, New York. Under the amended accounting guidance, the Company determined that these communities did not meet the criteria for discontinued operations reporting. The aggregate gross proceeds from the sale of the three apartment communities was $341,750 and the Company recognized gains on sales of $187,825, or $163,751 net of non-controlling interest, in 2014. The results of operations of these communities were included in continuing operations through their sale dates.

The revenues, expenses and net income, including gains on sales of real estate assets and losses on early extinguishment of indebtedness, associated with these three communities for the three months and years ended December 31, 2014 and 2013 were as follows:

	Three months ended December 31,		Year ended December 31,
	2014	2013	2014	2013
Revenues
Rental	$-	$5,806	$14,003	$22,610
Other property revenues	-	96	165	415

Total revenues	-	5,902	14,168	23,025
Property operating and maintenance expenses	-	(2,804)	(7,011)	(10,300)

Net operating income	-	3,098	7,157	12,725

Other expenses
Depreciation	-	(1,223)	(1,239)	(4,873)
Interest	-	(1,228)	(3,474)	(4,898)
Amortization of deferred financing costs	-	(59)	(158)	(237)
Net loss on extinguishment of indebtedness	-	-	(14,070)	-

Total other expenses	-	(2,510)	(18,941)	(10,008)

Gains on sales of real estate assets	-	-	187,825	-

Net income	$-	$588	$176,041	$2,717

Net income, net of noncontrolling interest	$-	$568	$153,456	$2,610

In conjunction with the apartment community sales discussed above, the Company prepaid $120,000 of secured mortgage indebtedness in May 2014 and $82,627 of secured mortgage indebtedness encumbering two of the properties sold in September 2014 using the sale proceeds and available cash. In conjunction with these prepayments, the Company recognized extinguishment losses of $18,357, or $16,620 net of noncontrolling interests, related to prepayment premiums and the write off of unamortized deferred loan costs for the year ended December 31, 2014.

6)

Post Properties, Inc., through its wholly-owned subsidiaries, is the sole general partner, a limited partner and owns a majority interest in Post Apartment Homes, L.P., the Operating Partnership, through which the Company conducts its operations. As of December 31, 2014, there were 54,630 Operating Partnership units outstanding, of which 54,509, or 99.8%, were owned by the Company.

7)	Depreciation on consolidated real estate assets is net of the minority interest portion of depreciation on consolidated entities.

8)

Since the Company does not add back the depreciation of non-real estate assets in its calculation of FFO, non-real estate related capital expenditures of $314 and $131 for the three months and $3,194 and $1,357 for the years ended December 31, 2014 and 2013, respectively, are excluded from the calculation of adjusted funds from operations available to common shareholders and unitholders.

9)

Diluted weighted average shares and units include the impact of dilutive securities totaling 46 and 133 for the three months and 91 and 172 for years ended December 31, 2014 and 2013, respectively. Additionally, basic and diluted weighted average shares and units include the impact of non-vested shares and units totaling 128 and 120 for the three months and 125 and 120 for the years ended December 31, 2014 and 2013, respectively, for the computation of FFO per share. Such non-vested shares and units are considered in the income per share computations under GAAP using the “two-class method.”

Supplemental Financial Data	7 | P a g e

4th Quarter 2014

SAME STORE RESULTS

(In thousands, except per unit data) - (Unaudited)

Same Store Operating Results

The Company defines same store communities as those which have reached stabilization prior to the beginning of the previous calendar year, adjusted by four communities that were sold in 2014 and 2013. Same store net operating income is a supplemental non-GAAP financial measure. See Table 1 on page 21 for a reconciliation of same store net operating income to GAAP net income and Table 4 on page 26 for a year-to-date margin analysis. The operating performance and capital expenditures of the 48 communities containing 17,714 apartment units which were fully stabilized as of January 1, 2013, are summarized in the table below.

	Three months ended December 31,			Year ended December 31,
	2014	2013	% Change	2014	2013	% Change
Revenues:
Rental and other revenue	$74,614	$72,570	2.8%	$296,845	$289,188	2.6%
Utility reimbursements	2,511	2,343	7.2%	9,812	9,390	4.5%

Total rental and other revenues	77,125	74,913	3.0%	306,657	298,578	2.7%

Property operating and maintenance expenses:
Personnel expenses	6,126	5,800	5.6%	24,999	23,962	4.3%
Utility expense	3,888	3,936	(1.2)%	15,785	15,551	1.5%
Real estate taxes and fees	11,752	11,048	6.4%	47,746	44,203	8.0%
Insurance expenses	1,103	1,292	(14.6)%	4,782	4,860	(1.6)%
Building and grounds repairs and maintenance (1)	4,001	4,215	(5.1)%	17,059	16,702	2.1%
Ground lease expense	230	230	-	920	920	-
Other expenses	1,838	1,806	1.8%	7,302	7,668	(4.8)%

Total property operating and maintenance expenses (excluding depreciation and amortization)	28,938	28,327	2.2%	118,593	113,866	4.2%

Same store net operating income	$48,187	$46,586	3.4%	$188,064	$184,712	1.8%

Same store net operating income margin	62.5%	62.2%	0.3%	61.3%	61.9%	(0.6)%

Capital expenditures (2)
Annually recurring	$3,566	$2,820	26.5%	$12,986	$13,074	(0.7)%
Periodically recurring	1,452	2,601	(44.2)%	4,571	10,197	(55.2)%

Total capital expenditures (A)	$5,018	$5,421	(7.4)%	$17,557	$23,271	(24.6)%

Total capital expenditures per unit (A ÷ 17,714 units)	$283	$306	(7.5)%	$991	$1,314	(24.6)%

Average monthly rental rate per unit (3)	$1,411	$1,377	2.5%	$1,398	$1,365	2.4%

Gross turnover (4)	44.6%	52.1%	(7.5)%	55.2%	60.1%	(4.9)%

Net turnover (5)	40.3%	45.0%	(4.7)%	48.9%	52.6%	(3.7)%

Percentage rent increase - new leases (6)	2.8%	3.1%	(0.3)%	3.1%	3.1%	0.0%

Percentage rent increase - renewed leases (6)	5.3%	4.9%	0.4%	4.9%	5.0%	(0.1)%

1)

Building and ground repairs and maintenance includes $152 and $363 for the three months and $1,351 and $644 for the year ended December 31, 2014 and 2013, respectively, related to painting of communities.

2)

See Table 5 on page 27 for a reconciliation of these segment components of property capital expenditures to total annually recurring capital expenditures and total periodically recurring capital expenditures as presented in the consolidated cash flow statements prepared under GAAP.

3)

Average monthly rental rate is defined as the average of the gross actual rates for occupied units and the anticipated rental rates for unoccupied units divided by total units. See Table 2 on page 22 and Table 3 on page 24 for further information.

4)	Gross turnover represents the percentage of leases expiring during the period that are not renewed by the existing resident(s).
5)	Net turnover is gross turnover decreased by the percentage of expiring leases where the resident(s) transfer to a new apartment unit in the same community or in another Post® community.
6)

Percentage change is calculated using the respective new or renewed rental rate as of the date of a new lease, as compared with the previous rental rate on that same unit. Accordingly, these percentage changes may differ from the change in the average monthly rental rate per unit due to the timing of move-ins and/or the term of the respective leases.

Supplemental Financial Data	8 | P a g e

4th Quarter 2014

SAME STORE RESULTS (CON’T)

(In thousands, except per unit data) - (Unaudited)

Same Store Operating Results by Market - Comparison of Fourth Quarter 2014 to Fourth Quarter 2013

(Increase (decrease) between periods)

	Three months ended							Year ended
Market	Revenues	(1)	Expenses	(1)	NOI	(1)	Average Economic Occupancy	Revenues	(1)	Expenses	(1)	NOI	(1)	Average Economic Occupancy
Atlanta	5.4%		5.2%		5.6%		0.3%	5.2%		4.2%		5.9%		0.4%
Dallas	3.4%		7.7%		0.3%		0.9%	3.1%		6.1%		0.9%		0.7%
Houston	0.8%		8.4%		(4.0)%		(4.5)%	4.0%		11.6%		(0.7)%		(1.3)%
Austin	0.9%		(1.8)%		3.0%		(1.0)%	2.3%		4.7%		0.4%		(0.8)%
Washington, D.C.	(1.2)%		(0.8)%		(1.4)%		0.3%	(1.2)%		4.2%		(3.8)%		0.0%
Tampa	3.5%		(10.5)%		11.3%		0.6%	2.8%		1.7%		3.4%		0.3%
Orlando	1.1%		2.7%		0.3%		1.1%	(0.9)%		2.4%		(2.7)%		0.5%
Charlotte	3.8%		(3.7)%		7.4%		0.5%	2.7%		(1.6)%		4.8%		0.2%

Total	3.0%		2.2%		3.4%		0.4%	2.7%		4.2%		1.8%		0.4%

1)	See Table 2 on page 22 for a reconciliation of these components of same store net operating income and Table 1 on page 21 for a reconciliation of same store net operating income to GAAP net income.

Same Store Occupancy by Market

	Apartment Units	% of NOI Three months ended December 31, 2014					Physical Occupancy at December 31, 2014 (2)	Avg. Rental Rate Per Unit Three Months Ended December 31, 2014 (3)
			Average Economic		Average Economic
			Occupancy (1)		Occupancy (1)
			Three months ended		Year ended
			December 31,		December 31,
Market			2014	2013	2014	2013
Atlanta	5,065	27.5%	97.0%	96.7%	97.0%	96.6%	95.8%	$1,362
Dallas	4,725	21.3%	96.3%	95.4%	96.1%	95.4%	94.5%	1,254
Houston	529	2.7%	92.2%	96.7%	95.7%	97.0%	93.2%	1,438
Austin	637	3.7%	95.4%	96.4%	95.4%	96.2%	93.1%	1,566
Washington, D.C.	2,301	17.6%	93.6%	93.3%	93.5%	93.5%	92.6%	1,855
Tampa	2,111	13.5%	97.1%	96.5%	97.2%	96.9%	95.5%	1,434
Orlando	598	3.8%	98.0%	96.9%	97.1%	96.6%	98.2%	1,488
Charlotte	1,748	9.9%	96.0%	95.5%	96.4%	96.2%	95.1%	1,277

Total	17,714	100.0%	96.0%	95.6%	96.1%	95.7%	94.8%	$1,411

1)

Average economic occupancy is defined as gross potential rent less vacancy losses, model expenses and bad debt expenses divided by gross potential rent for the period, expressed as a percentage. Gross potential rent is defined as the sum of the gross actual rates for leased units and the anticipated rental rates for unoccupied units. The calculation of average economic occupancy does not include a deduction for net concessions and employee discounts. Average economic occupancy, including these amounts, would have been 95.5% and 95.1% for the three months and 95.6% and 95.2% for the year ended December 31, 2014 and 2013, respectively. For the three months ended December 31, 2014 and 2013, net concessions were $192 and $218, respectively, and employee discounts were $170 and $151, respectively. For the years ended December 31, 2014 and 2013, net concessions were $796 and $955, respectively, and employee discounts were $633 and $596, respectively.

2)	Physical occupancy is defined as the number of units occupied divided by total apartment units, expressed as a percentage.
3)

Average monthly rental rate is defined as the average of the gross actual rates for occupied units and the anticipated rental rates for unoccupied units divided by total units. See Table 2 on page 22 and Table 3 on page 24 for further information.

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4th Quarter 2014

SAME STORE RESULTS (CON’T)

(In thousands, except per unit data) - (Unaudited)

Sequential Same Store Operating Results - Comparison of Fourth Quarter of 2014 to Third Quarter of 2014

	Three months ended
	December 31, 2014	September 30, 2014	% Change
Revenues:
Rental and other revenue	$74,614	$75,230	(0.8)%
Utility reimbursements	2,511	2,483	1.1%

Total rental and other revenues	77,125	77,713	(0.8)%

Property operating and maintenance expenses:
Personnel expenses	6,126	6,359	(3.7)%
Utility expense	3,888	4,371	(11.1)%
Real estate taxes and fees	11,752	12,112	(3.0)%
Insurance expenses	1,103	1,225	(10.0)%
Building and grounds repairs and maintenance (1)	4,001	4,020	(0.5)%
Ground lease expense	230	230	0.0%
Other expenses	1,838	1,924	(4.5)%

Total property operating and maintenance expenses (excluding depreciation and amortization)	28,938	30,241	(4.3)%

Same store net operating income (2)	$48,187	$47,472	1.5%

Average economic occupancy	96.0%	96.6%	(0.6)%

Average monthly rental rate per unit	$1,411	$1,407	0.3%

1)	Building and grounds repairs and maintenance includes $152 and $7 for the three months ended December 31, 2014 and September 30, 2014, respectively, related to painting of communities.
2)	See Table 2 on page 22 for a reconciliation of these components of same store net operating income and Table 1 on page 21 for a reconciliation of same store net operating income to GAAP net income.

Sequential Same Store Operating Results by Market - Comparison of Fourth Quarter of 2014 to Third Quarter of 2014

(Increase (decrease) between periods)

Market	Revenues	(1)	Expenses	(1)	NOI	(1)	Average Economic Occupancy
Atlanta	0.2%		(0.8)%		0.9%		(0.4)%
Dallas	(0.5)%		(0.4)%		(0.6)%		(0.5)%
Houston	(4.1)%		(2.2)%		(5.3)%		(4.0)%
Austin	(1.1)%		(8.1)%		4.6%		(0.6)%
Washington, D.C.	(2.4)%		(6.2)%		(0.4)%		(0.7)%
Tampa	(0.3)%		(15.4)%		8.4%		(0.6)%
Orlando	0.3%		(7.7)%		5.0%		1.2%
Charlotte	(1.0)%		(7.6)%		2.2%		(1.6)%

Total	(0.8)%		(4.3)%		1.5%		(0.6)%

1)	See Table 2 on page 22 for a reconciliation of these components of same store net operating income and Table 1 on page 21 for a reconciliation of same store net operating income to GAAP net income.

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4th Quarter 2014

DEBT SUMMARY

(In thousands) - (Unaudited)

Summary of Outstanding Debt at December 31, 2014 - Consolidated

Type of Indebtedness	Balance	Percentage of Total Debt	Weighted Average Rate (1)
Unsecured fixed rate senior notes	$400,000	44.8%	3.9%
Unsecured bank term loan	300,000	33.6%	3.2%
Secured fixed rate notes	192,459	21.6%	6.0%

	$892,459	100.0%	4.1%

	Balance	Percentage of Total Debt	Weighted Average Maturity (2)
Total fixed rate debt	$892,459	100.0%	4.6
Total variable rate debt - unhedged	-	0.0%	0.0

Total debt	$892,459	100.0%	4.6

Debt Maturities - Consolidated and Unconsolidated

	Consolidated			Unconsolidated Entities
Aggregate debt maturities by year	Amount		Weighted Avg. Rate on Debt Maturities (1)	Amount	Company Share	Weighted Avg. Rate on Debt Maturities (1)
2015	$2,922		6.0%	$-	$-	-
2016	3,071		6.0%	-	-	-
2017	153,296	(3)	4.8%	85,723	21,431	5.6%
2018	303,502	(4)	3.3%	41,000	10,250	5.7%
2019	179,668		6.0%	51,000	17,850	3.5%
Thereafter	250,000		3.4%	-	-	-

	$892,459		4.1%	$177,723	$49,531	5.0%

Debt Statistics

	Year ended December 31,
	2014	2013
Interest coverage ratio (5)(6)	4.7x	4.2x
Interest coverage ratio (including capitalized interest) (5)(6)	4.4x	3.9x

Fixed charge coverage ratio (5)(7)	4.3x	3.9x
Fixed charge coverage ratio (including capitalized interest) (5)(7)	4.1x	3.6x

Total debt to annualized income available for debt service ratio (8)	4.7x	5.8x
Total debt as a % of undepreciated real estate assets (adjusted for joint venture partner’s share of debt) (9)	30.0%	35.5%

Total debt and preferred equity as a % of undepreciated real estate assets (adjusted for joint venture partner’s share of debt) (9)	31.4%	36.8%

1)

Weighted average rate includes credit enhancements and other fees, where applicable. The weighted average rates at December 31, 2014 are based on the debt outstanding at that date. Weighted average interest rate of the unsecured bank term loan represents the effective fixed interest rate based on outstanding borrowings as of December 31, 2014, after considering the impact of interest rate swap arrangements that hedge this debt.

2)	Weighted average maturity of total debt represents number of years to maturity based on the debt maturities schedule above.
3)

Includes $0 outstanding on unsecured revolving lines of credit maturing in 2016. At December 31, 2014, the Company’s lines of credit bear interest at LIBOR plus 1.225%. In January 2015, the lines of credit were refinanced and the maturity date was extended to January 2019, and includes a one-year extension option to January 2020. The interest rate on the amended lines of credit were reduced to LIBOR plus 1.05%.

4)

In January 2015, the unsecured bank term loan was refinanced and the maturity date was extended to January 2020. The blended effective interest rate, after considering the impact of interest rate swap arrangements that hedge this debt, was reduced from 3.24% to 2.69% through January 2018, the termination date of the interest rate swaps. Thereafter, the amended term loan bears interest at the stated rate of LIBOR plus 1.15%.

5)	Calculated for the years ended December 31, 2014 and 2013.
6)

Interest coverage ratio is defined as net income available for debt service divided by interest expense. The calculation of the interest coverage ratio is a non-GAAP financial measure. A reconciliation of net income available for debt service to net income and interest expense to consolidated interest expense is included in Table 7 on page 28.

7)

Fixed charge coverage ratio is defined as net income available for debt service divided by interest expense plus dividends to preferred shareholders. The calculation of the fixed charge coverage ratio is a non-GAAP financial measure. A reconciliation of net income available for debt service to net income and fixed charges to consolidated interest expense plus dividends to preferred shareholders is included in Table 7 on page 28.

8)	A computation of this ratio is included in Table 7 on page 28.
9)	A computation of these debt ratios is included in Table 6 on page 27.

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4th Quarter 2014

DEBT SUMMARY (CON’T)

(In thousands) - (Unaudited)

Senior Unsecured Public Notes Debt Ratings

Moody’s - Baa2 (stable)

Standard & Poor’s - BBB (stable)

Financial Debt Covenants - Senior Unsecured Public Notes

Covenant requirement (1)	As of December 31, 2014

Consolidated Debt to Total Assets cannot exceed 60%	28%
Secured Debt to Total Assets cannot exceed 40%	6%
Total Unencumbered Assets to Unsecured Debt must be at least 1.5/1	4.3x
Consolidated Income Available for Debt Service Charge must be at least 1.5/1	4.7x

1)

A summary of the public debt covenant calculations and reconciliations of the financial components used in the public debt covenant calculations to the most comparable GAAP financial measures is detailed below.

Ratio of Consolidated Debt to Total Assets
As of December 31, 2014
Consolidated debt, per balance sheet (A)	$892,459

Total assets, as defined (B) (Table A)	$3,238,638

Computed ratio (A÷B)	28%

Required ratio (cannot exceed)	60%

Ratio of Secured Debt to Total Assets

Total secured debt (C)	$192,459

Computed ratio (C÷B)	6%

Required ratio (cannot exceed)	40%

Ratio of Total Unencumbered Assets to Unsecured Debt

Consolidated debt, per balance sheet (A)	$892,459
Total secured debt (C)	(192,459)

Total unsecured debt (D)	$700,000

Total unencumbered assets, as defined (E) (Table A)	$3,025,934

Computed ratio (E÷D)	4.3x

Required minimum ratio	1.5x

Ratio of Consolidated Income Available for Debt Service to Annual Debt Service Charge (Annualized)

Consolidated Income Available for Debt Service, as defined (F) (Table B)	$201,813

Annual Debt Service Charge, as defined (G) (Table B)	$42,727

Computed ratio (F÷G)	4.7x

Required minimum ratio	1.5x

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4th Quarter 2014

DEBT SUMMARY (CON’T)

(In thousands) - (Unaudited)

Table A

Calculation of Total Assets and Total Unencumbered Assets for Public Debt Covenant Computations

As of December 31, 2014
Total real estate assets	$2,128,767
Add:
Investments in and advances to unconsolidated real estate entities	4,059
Accumulated depreciation	937,310
Accumulated depreciation on assets held for sale	207
Other tangible assets	168,295

Total assets for public debt covenant computations	3,238,638
Less:
Encumbered real estate assets	(208,645)
Investments in and advances to unconsolidated real estate entities	(4,059)

Total unencumbered assets for public debt covenant computations	$3,025,934

Table B

Calculation of Consolidated Income Available for Debt Service and Annual Debt Service Charge

Consolidated income available for debt service	Year ended December 31, 2014
Net income	$238,183
Add:
Depreciation	84,759
Depreciation and amortization (company share)—unconsolidated entities	1,211
Amortization of deferred financing costs	2,282
Interest expense	40,286
Interest expense (company share)—unconsolidated entities	2,441
Other non-cash (income) expense, net	4,233
Non-cash impairment charge	450
Income tax expense (benefit), net	(19)
Net loss on extinguishment of indebtedness	18,357
Less:
Gains on sales of apartment communities	(187,825)
Gains on condominium sales activities, net	(2,545)

Consolidated income available for debt service	$201,813

Annual debt service charge
Consolidated interest expense	$40,286
Interest expense (company share) - unconsolidated entities	2,441

Debt service charge	$42,727

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4th Quarter 2014

SUMMARY OF APARTMENT COMMUNITIES UNDER DEVELOPMENT AND

LAND HELD FOR FUTURE INVESTMENT

(In millions, except units, square footage and acreage) - (Unaudited)

Communities Under Development

Community	Location	Number of Units	Estimated Average Unit Size Sq. Ft. (1)	Estimated Retail Sq. Ft. (1)	Estimated Total Cost (2)	Estimated Total Cost Per Sq. Ft. (3)	Costs Incurred as of 12/31/2014	Quarter of First Units Available	Estimated Quarter of Stabilized Occup. (4)	Percent Leased (5)
Substantially complete, in lease-up
Post 510™	Houston, TX	242	857	-	$34.4	$166	$34.4	1Q 2014	1Q 2015	91.7%
Under construction
Post Alexander™, II	Atlanta, GA	340	830	-	75.5	268	46.3	2Q 2015	4Q 2016	N/A
Post Galleria™	Houston, TX	388	867	-	80.7	240	19.9	3Q 2016	4Q 2017	N/A
Post Parkside™ at Wade, II	Raleigh, NC	391	872	-	53.0	155	10.5	1Q 2016	2Q 2017	N/A
Post South Lamar™, II	Austin, TX	344	734	5,800	65.6	254	10.3	1Q 2017	2Q 2018	N/A

Total		1,705		5,800	$309.2		$121.4

Communities stabilized (6)
Post Soho Square™	Tampa, FL	231	880	10,556	$39.3	184	$38.1	2Q 2014	4Q 2014	100.0%

1)	Square footage amounts are approximate. Actual square footage may vary.
2)

To the extent that developments contain a retail component, total estimated cost includes estimated first generation tenant improvements and leasing commissions. For stabilized apartment communities, remaining unfunded construction costs include first generation retail tenant improvements and leasing commissions.

3)	The estimated total cost per square foot is calculated using net rentable residential and retail square feet, where applicable. Square footage amounts used are approximate. Actual amounts may vary.
4)	The Company defines stabilized occupancy as the earlier to occur of (i) the attainment of 95% physical occupancy or (ii) one year after completion of construction.
5)	Represents unit status as of January 30, 2015.
6)	This community reached stabilized occupancy in the fourth quarter 2014.

Land Held for Future Investment

The following are land positions (including pre-development costs incurred to date) that the Company currently holds. There can be no assurance that projects held for future investment will be developed in the future or at all.

Project	Metro Area	Carrying Value At December 31, 2014 (in thousands)	Estimated Usable Acreage
Centennial Park	Atlanta, GA	$18,858	5.6
Frisco Bridges II	Dallas, TX	5,480	5.4
Wade	Raleigh, NC	3,297	9.7
Midtown	Atlanta, GA	2,775	1.0
Other land parcels	Atlanta, GA	2,787	10.2

Total Land Held for Future Investment		$33,197	31.9

ACQUISITION/DISPOSITION ACTIVITY

Property Name	Location	Quarter Acquired / Disposed	Units	Est. Avg. Unit Size Sq. Ft. (1)	Retail Sq. Ft.	Year Completed/ Renovated	Gross Price (thousands) (2)	Est. Total Price Per Sq. Ft. (3)	Cap Rate
Acquisitions
Post Lakeside™	Orlando, FL	Q2 2013	300	1,070	-	2013	$ 48,500	$151	5.2%(4)
Dispositions
Post Renaissance®	Atlanta, GA	Q4 2013	342	914	-	1992-94	$ 47,500	$152	5.4%(5)
Post Rice Lofts™	Houston, TX	Q2 2014	308	904	44,734	1913 / 1998	71,750	$222	5.3%(5)
Post Luminaria TM (6)	New York, NY	Q3 2014	138	721	9,386	2002	111,500	$1,024	3.1%(5)
Post Toscana TM	New York, NY	Q3 2014	199	817	11,700	2003	158,500	$909	2.7%(5)

							$ 389,250

1)	Square footage amounts are approximate. Actual square footage may vary.
2)	Excludes transaction costs and planned up front capital expenditures, if any.
3)	The estimated total price per square foot is calculated using net rentable residential and retail square feet, where applicable. Square footage amounts used are approximate. Actual amounts may vary.
4)

Based on projected first twelve-month net operating income after adjustments for management fee (3.0%) and capital reserves ($300/unit). Also includes the impact of transaction costs and planned up front capital expenditures, if any.

5)	Based on trailing twelve-month net operating income after adjustments for management fee (3%) and capital reserves ($300/unit).
6)	The Company owned 68% of Post Luminaria™.

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4th Quarter 2014

CAPITALIZED COSTS SUMMARY

(In thousands) - (Unaudited)

The Company has a policy of capitalizing those expenditures relating to the acquisition of new assets and the development, construction and rehabilitation of apartment communities. In addition, the Company capitalizes expenditures that enhance the value of existing assets and expenditures that substantially extend the life of existing assets. All other expenditures necessary to maintain a community in ordinary operating condition are expensed as incurred.

The Company capitalizes interest, real estate taxes, and certain internal personnel and associated costs related to apartment communities under development, construction, and major rehabilitation. The internal personnel and associated costs are capitalized to the projects under development based upon the effort identifiable with such projects. The Company treats each unit in an apartment community separately for cost accumulation, capitalization and expense recognition purposes. Prior to the commencement of leasing and sales activities, interest and other construction costs are capitalized and are reflected on the balance sheet as construction in progress. The Company ceases the capitalization of such costs as the residential units in a community become substantially complete and available for occupancy. This results in a proration of these costs between amounts that are capitalized and expensed as the residential units in a development community become available for occupancy. In addition, prior to the completion of units, the Company expenses as incurred substantially all operating expenses (including pre-opening marketing and property management and leasing personnel expenses) of such communities.

A summary of community acquisition and development improvements and other capitalized expenditures for the three months and years ended December 31, 2014 and 2013 is provided below.

	Three months ended December 31,		Year ended December 31,
	2014	2013	2014	2013
New community development and acquisition activity (1)	$22,136	$18,127	$71,104	$165,286
Periodically recurring capital expenditures
Community rehabilitation and other revenue generating improvements (2)	2,116	1,752	7,677	5,965
Other community additions and improvements (3)	2,085	4,676	8,137	15,893
Annually recurring capital expenditures
Carpet replacements and other community additions and improvements (4)	3,817	3,180	13,943	14,673
Corporate additions and improvements	314	131	3,914	1,357

	$30,468	$27,866	$104,775	$203,174

Other Data
Capitalized interest	$769	$840	$3,115	$3,962

Capitalized development and associated costs (5)	$1,009	$737	$2,794	$2,900

1)	Reflects aggregate community acquisition and development costs, exclusive of the change in construction payables and assumed debt, if any, between years.
2)	Represents expenditures for community rehabilitations and other unit upgrade costs that enhance the rental value of such units.
3)	Represents community improvement expenditures (e.g. property upgrades) that generally occur less frequently than on an annual basis.
4)	Represents community improvement expenditures (e.g. carpets, appliances) of a type that are expected to be incurred on an annual basis.
5)	Reflects internal personnel and associated costs capitalized to construction and development activities.

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4th Quarter 2014

INVESTMENTS IN UNCONSOLIDATED REAL ESTATE ENTITIES

(In thousands) - (Unaudited)

The Company holds investments in limited liability companies (the “Property LLCs”) with institutional investors and accounts for its investments in these Property LLCs using the equity method of accounting. A summary of non-financial and financial information for the Property LLCs is provided below.

Non-Financial Data
Joint Venture Property	Location	Property Type	# of Units	Ownership Interest
Post Collier Hills® (1)	Atlanta, GA	Apartments	396	25%
Post Crest® (1)	Atlanta, GA	Apartments	410	25%
Post Lindbergh® (1)	Atlanta, GA	Apartments	396	25%
Post Massachusetts Avenue™	Washington, D.C.	Apartments	269	35%

Financial Data
	As of December 31, 2014						Three months ended December 31, 2014				Year ended December 31, 2014
Joint Venture Property	Gross Investment in Real Estate (6)	Mortgage Notes Payable		Entity Equity	Company’s Equity Investment		Entity NOI	Company’s Equity in Income (Loss)	Mgmt. Fees & Other		Entity NOI	Company’s Equity in Income (Loss)	Mgmt. Fees & Other
Post Collier Hills® (1)	$56,316	$39,565	(2)	$7,889	$(4,784)	(1)	$630	$(16)			$2,748	$(3)
Post Crest® (1)	65,206	46,158	(2)	8,244	(7,310)	(1)	876	19			3,363	49
Post Lindbergh® (1)	62,870	41,000	(3)	12,689	(4,530)	(1)	692	(14)			2,889	(21)
Post Massachusetts Avenue™	73,254	51,000	(4)	3,993	4,059		1,739	391			7,420	1,763

Total	$257,646	$177,723		$32,815	$(12,565)		$3,937	$380	$218	(5)	$16,420	$1,788	$866	(5)

1)

The Company’s investment in the 25% owned Property LLC resulted from the transfer of three previously owned apartment communities to the Property LLC co-owned with an institutional investor. The assets, liabilities and members’ equity of the Property LLC were recorded at fair value based on agreed-upon amounts contributed to the venture. The credit investments in the Company’s 25% owned Property LLC resulted from financing proceeds distributed in excess of the Company’s historical cost-basis investment. These credit investments are reflected in consolidated liabilities on the Company’s consolidated balance sheet.

2)	These notes bear interest at a fixed rate of 5.63% and mature in June 2017.
3)	This note bears interest at a fixed rate of 5.71% and matures in January 2018, at which time it will be automatically extended for a one-year term at a variable interest rate.
4)	This note bears interest at a fixed rate of 3.5% and matures in February 2019. The note is prepayable without penalty beginning in February 2017.
5)	Amounts include net property and asset management fees to the Company included in “Other Revenues” in the Company’s consolidated statements of operations.
6)	Represents GAAP basis net book value plus accumulated depreciation.

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4th Quarter 2014

NET ASSET VALUE SUPPLEMENTAL INFORMATION (1)

(In thousands, except unit data, commercial square feet and stock price) - (Unaudited)

Financial Data

Income Statement Data	Three months ended December 31, 2014	Adjustments		As Adjusted (3)
Rental revenues	$87,390	$(904)	(2)	$86,486
Other property revenues	5,107	(12)	(2)	5,095

Total rental and other revenues (A)	92,497	(916)		91,581
Property operating & maintenance expenses
(excluding depreciation and amortization) (B)	38,893	(4,752)	(2)	34,141

Property net operating income (Table 1) (A-B)	$53,604	$3,836		$57,440

Assumed property management fee
(calculated at 3% of revenues) (A x 3%)				(2,747)
Assumed property capital expenditure reserve
($300 per unit per year based on 19,981 units)				(1,499)

Adjusted property net operating income				$53,194

Annualized property net operating income (C)				$212,776

Apartment units represented (D)	22,994	(3,013)	(2)	19,981

Other Asset Data	As of December 31, 2014	Adjustments		As Adjusted
Cash & equivalents	$140,512	$-		$140,512
Real estate assets under construction, at cost (4)	86,971	72,503	(4)	159,474
Land held for future investment	33,197	-		33,197
Assets held for sale (5)	672	(672)	(5)	-
Investments in and advances to unconsolidated real estate entities (5)	4,059	(4,059)	(5)	-
Restricted cash and other assets	33,343	-		33,343
Cash & other assets of unconsolidated apartment entities (6)	5,490	(3,928)	(6)	1,562

Total (E)	$304,244	$63,844		$368,088

Other Liability Data
Indebtedness	$892,459	$-		$892,459
Investments in unconsolidated real estate entities (5)	16,624	(16,624)	(5)	-
Other liabilities (including noncontrolling interests) (7)	109,669	(8,777)	(7)	100,892
Total liabilities of unconsolidated apartment entities (8)	181,168	(130,655)	(8)	50,513

Total (F)	$1,199,920	$(156,056)		$1,043,864

Other Data

	As of December 31, 2014
	# Shares/Units	Stock Price	Implied Value
Liquidation value of preferred shares (G)			$43,392

Common shares outstanding	54,509
Common units outstanding	121

Total (H)	54,630	$58.77	$3,210,605

Implied market value of Company gross real estate assets (I) = (F+G+H-E)			$3,929,773

Implied Portfolio Capitalization Rate (C÷I)			5.4%

1)

This supplemental financial and other data provides adjustments to certain GAAP financial measures and Net Operating Income (“NOI”), which is a supplemental non-GAAP financial measure that the Company uses internally to calculate Net Asset Value (“NAV”). These measures, as adjusted, are also non-GAAP financial measures. With the exception of NOI, the most comparable GAAP measure for each of the non-GAAP measures presented below in the “As Adjusted” column is the corresponding number presented in the first column listed below.

The Company presents NOI for the fourth quarter ended December 31, 2014, for properties stabilized as of October 1, 2014, so that a capitalization rate may be applied and an approximate value for the assets determined. Properties not stabilized as of October 1, 2014, are presented at full undepreciated cost. Other tangible assets, total liabilities and the liquidation value of preferred shares are also presented.

Supplemental Financial Data	17 | P a g e

4th Quarter 2014

2)

The following table summarizes the adjustments made to the components of property net operating income for the three months ended December 31, 2014, to adjust property net operating income to the Company’s share for fully stabilized communities:

	Rental Revenue	Other Revenue	Expenses	Units
Communities in lease-up	$(1,572)	$(91)	$(656)	(1,936)
Company share of unconsolidated entities	1,923	124	805	(1,077)
Corporate property management expenses	-	-	(3,463)	-
Corporate apartments and other	(1,255)	(45)	(1,438)	-

	$(904)	$(12)	$(4,752)	(3,013)

3)

The following table summarizes the Company’s share of the “As Adjusted” components of property net operating income, apartment units and commercial square feet by market for the three months ended December 31, 2014:

	Rental and Other Revenues	Property Operating Maintenance Expenses (ex. Depr. and Amort.)	Property Net Operating Income (NOI)	Percentage of Total NOI	Apartment Units / Commercial Sq. Ft.
Atlanta	$22,927	$8,925	$14,002	24.3%	5,365
Dallas	18,205	7,957	10,248	17.8%	4,725
Houston	2,881	1,123	1,758	3.1%	653
Austin	4,369	1,927	2,442	4.3%	935
Washington, D.C.	16,152	5,349	10,803	18.8%	2,739
Tampa	9,416	2,930	6,486	11.3%	2,111
Orlando	5,864	2,040	3,824	6.7%	1,308
Charlotte	6,822	2,047	4,775	8.3%	1,748
Raleigh	1,171	447	724	1.3%	397
Commercial	3,774	1,396	2,378	4.1%	-

Total	$91,581	$34,141	$57,440	100.0%	19,981

Approximate commercial Sq. Ft.					679,000

4)	The “As Adjusted” amount represents the CIP balance, adjusted for costs of completed apartment units, as follows:

Post 510™	$ 34,381
Post Soho Square™	38,122
Post Alexander™ - Phase II	46,260
Post Parkside™ at Wade - Phase II	10,512
Post Galleria™	19,913
Post South Lamar™ - Phase II	10,286

$159,474

5)

The adjustments reflect reductions for assets held for sale and the investments in unconsolidated entities, as the net operating income of the held for sale assets and the Company’s respective share of net operating income of such investments in unconsolidated entities is included in the adjusted net operating income reflected above.

6)

The “As of December 31, 2014” amount represents cash and other assets of unconsolidated apartment entities. The adjustment includes a reduction for the venture partners’ respective share of cash and other assets. The “As Adjusted” amount represents the Company’s respective share of the cash and other assets of unconsolidated apartment entities.

7)

The “As of December 31, 2014” amount consists of the sum of accrued interest payable, dividends and distributions payable, accounts payable and accrued expenses and security deposits and prepaid rents as reflected on the Company’s balance sheet. The adjustment represents a reduction for the non-cash liability associated with straight-line, long-term ground lease expense of $8,777.

8)

The “As of December 31, 2014” amount represents total liabilities of unconsolidated apartment entities. The adjustment represents a reduction for the venture partners’ respective share of liabilities. The “As Adjusted” amount represents the Company’s respective share of liabilities of unconsolidated apartment entities.

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4th Quarter 2014

NON-GAAP FINANCIAL MEASURES AND OTHER DEFINED TERMS

Definitions of Supplemental Non-GAAP Financial Measures and Other Defined Terms

The Company uses certain non-GAAP financial measures and other defined terms in this Supplemental Financial Data. These non-GAAP financial measures include FFO, AFFO, net operating income, same store capital expenditures and certain debt statistics and ratios. The definitions of these non-GAAP financial measures are summarized below. The Company believes that these measures are helpful to investors in measuring financial performance and/or liquidity and comparing such performance and/or liquidity to other REITs.

Funds from Operations—The Company uses FFO as an operating measure. The Company uses the NAREIT definition of FFO. FFO is defined by NAREIT to mean net income (loss) available to common shareholders determined in accordance with GAAP, excluding gains (losses) from extraordinary items and sales of depreciable operating property, plus depreciation and amortization of real estate assets, non-cash impairment charges on depreciable real estate, and after adjustment for unconsolidated partnerships and joint ventures all determined on a consistent basis in accordance with GAAP. FFO presented in the Company’s press release and Supplemental Financial Data is not necessarily comparable to FFO presented by other real estate companies because not all real estate companies use the same definition. The Company’s FFO is comparable to the FFO of real estate companies that use the current NAREIT definition.

Accounting for real estate assets using historical cost accounting under GAAP assumes that the value of real estate assets diminishes predictably over time. NAREIT stated in its April 2002 White Paper on Funds from Operations that “since real estate asset values have historically risen or fallen with market conditions, many industry investors have considered presentations of operating results for real estate companies that use historical cost accounting to be insufficient by themselves.” As a result, the concept of FFO was created by NAREIT for the REIT industry to provide an alternate measure. Since the Company agrees with the concept of FFO and appreciates the reasons surrounding its creation, the Company believes that FFO is an important supplemental measure of operating performance. In addition, since most equity REITs provide FFO information to the investment community, the Company believes that FFO is a useful supplemental measure for comparing the Company’s results to those of other equity REITs. The Company believes that the line on its consolidated statement of operations entitled “net income available to common shareholders” is the most directly comparable GAAP measure to FFO.

Adjusted Funds From Operations—The Company also uses adjusted funds from operations (“AFFO”) as an operating measure. AFFO is defined as FFO less operating capital expenditures after adjusting for the impact of non-cash straight-line long-term ground lease expense, non-cash impairment charges, debt extinguishment gains (losses) and preferred stock redemption costs. The Company believes that AFFO is an important supplemental measure of operating performance for an equity REIT because it provides investors with an indication of the REIT’s ability to fund operating capital expenditures through earnings. In addition, since most equity REITs provide AFFO information to the investment community, the Company believes that AFFO is a useful supplemental measure for comparing the Company to other equity REITs. The Company believes that the line on its consolidated statement of operations entitled “net income available to common shareholders” is the most directly comparable GAAP measure to AFFO.

Property Net Operating Income—The Company uses property NOI, including same store NOI and same store NOI by market, as an operating measure. NOI is defined as rental and other revenues from real estate operations less total property and maintenance expenses from real estate operations (exclusive of depreciation and amortization). The Company believes that NOI is an important supplemental measure of operating performance for a REIT’s operating real estate because it provides a measure of the core operations, rather than factoring in depreciation and amortization, financing costs and general and administrative expenses generally incurred at the corporate level. This measure is particularly useful, in the opinion of the Company, in evaluating the performance of geographic operations, same store groupings and individual properties. Additionally, the Company believes that NOI, as defined, is a widely accepted measure of comparative operating performance in the real estate investment community. The Company believes that the line on its consolidated statement of operations entitled “net income” is the most directly comparable GAAP measure to NOI.

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4th Quarter 2014

Same Store Capital Expenditures—The Company uses same store annually recurring and periodically recurring capital expenditures as cash flow measures. Same store annually recurring and periodically recurring capital expenditures are supplemental non-GAAP financial measures. The Company believes that same store annually recurring and periodically recurring capital expenditures are important indicators of the costs incurred by the Company in maintaining its same store communities on an ongoing basis. The corresponding GAAP measures include information with respect to the Company’s other operating segments consisting of newly stabilized communities, lease-up communities, held for sale communities, sold communities and commercial properties in addition to same store information. Therefore, the Company believes that the Company’s presentation of same store annually recurring and periodically recurring capital expenditures is necessary to demonstrate same store replacement costs over time. The Company believes that the most directly comparable GAAP measure to same store annually recurring and periodically recurring capital expenditures is the line on the Company’s consolidated statements of cash flows entitled “property capital expenditures,” which also includes revenue generating capital expenditures.

Debt Statistics and Debt Ratios—The Company uses a number of debt statistics and ratios as supplemental measures of liquidity. The numerator and/or the denominator of certain of these statistics and/or ratios include non-GAAP financial measures that have been reconciled to the most directly comparable GAAP financial measure. These debt statistics and ratios include: (1) interest coverage ratios; (2) fixed charge coverage ratios; (3) total debt as a percentage of undepreciated real estate (adjusted for joint venture partner’s share of debt); (4) total debt plus preferred equity as a percentage of undepreciated real estate (adjusted for joint venture partner’s share of debt); (5) a ratio of consolidated debt to total assets; (6) a ratio of secured debt to total assets; (7) a ratio of total unencumbered assets to unsecured debt; (8) a ratio of consolidated income available for debt service to annual debt service charge; and (9) a debt to annualized income available for debt service ratio. A number of these debt statistics and ratios are derived from covenants found in the Company’s debt agreements, including, among others, the Company’s senior unsecured notes. In addition, the Company presents these measures because the degree of leverage could affect the Company’s ability to obtain additional financing for working capital, capital expenditures, acquisitions, development or other general corporate purposes. The Company uses these measures internally as an indicator of liquidity, and the Company believes that these measures are also utilized by the investment and analyst communities to better understand the Company’s liquidity.

The Company uses income available for debt service to calculate certain debt ratios and statistics. Income available for debt service is defined as net income (loss) before interest, taxes, depreciation, amortization, gains on sales of real estate assets, non-cash impairment charges and other non-cash income and expenses. Income available for debt service is a supplemental measure of operating performance that does not represent and should not be considered as an alternative to net income or cash flow from operating activities as determined under GAAP, and the Company’s calculation thereof may not be comparable to similar measures reported by other companies, including EBITDA or Adjusted EBITDA.

Property Operating Statistics – The Company uses average economic occupancy, gross turnover, net turnover and percentage increases in rent for new and renewed leases as statistical measures of property operating performance. The Company defines average economic occupancy as gross potential rent less vacancy losses, model expenses and bad debt expenses divided by gross potential rent for the period, expressed as a percentage. Gross turnover is defined as the percentage of leases expiring during the period that are not renewed by the existing residents. Net turnover is defined as gross turnover decreased by the percentage of expiring leases where the residents transfer to a new apartment unit in the same community or in another Post® community. The percentage increases in rent for new and renewed leases are calculated using the respective new or renewed rental rate as of the date of a new lease, as compared with the previous rental rate on that same unit.

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4th Quarter 2014

RECONCILIATIONS OF SUPPLEMENTAL NON-GAAP FINANCIAL MEASURES

Table 1—Reconciliation of Same Store Net Operating Income (NOI) to GAAP Net Income

(In thousands) - (Unaudited)

	Three months ended			Year ended
	December 31, 2014	December 31, 2013	September 30, 2014	December 31, 2014	December 31, 2013
Total same store NOI	$48,187	$46,586	$47,472	$188,064	$184,712
Property NOI from held for sale and sold—residential	-	2,734	1,651	6,390	11,112
Property NOI from held for sale and sold—commercial	-	364	160	767	1,613
Property NOI from other operating segments	5,417	4,279	5,269	18,640	9,167

Consolidated property NOI	53,604	53,963	54,552	213,861	206,604

Add (subtract):
Interest income	41	10	78	135	77
Other revenues	316	204	234	992	872
Depreciation	(21,145)	(21,914)	(21,018)	(84,759)	(85,608)
Interest expense	(8,751)	(11,424)	(9,858)	(40,286)	(44,704)
Amortization of deferred financing costs	(429)	(658)	(588)	(2,282)	(2,573)
General and administrative	(5,020)	(4,751)	(4,784)	(17,898)	(17,245)
Investment and development	(206)	(307)	(555)	(2,366)	(1,755)
Other investment costs	(61)	(85)	(224)	(768)	(1,324)
Severance, impairment and other	(513)	(436)	(344)	(2,266)	(2,417)
Gains on condominium sales activities, net	683	476	1,052	2,545	27,944
Equity in income of unconsolidated real estate entities, net	380	479	422	1,788	2,090
Other income (expense), net	605	(195)	(195)	19	(839)
Net loss on extinguishment of indebtedness	-	-	(14,070)	(18,357)	-

Income from continuing operations, before gains on sales of real estate assets	19,504	15,362	4,702	50,358	81,122
Gains on sales of real estate assets	-	-	151,733	187,825	-
Income from discontinued operations	-	28,501	-	-	29,798

Net income	$19,504	$43,863	$156,435	$238,183	$110,920

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Table 2—Same Store Net Operating Income (NOI) and Average Rental Rate per Unit by Market

(In thousands, except average rental rates)

	Three months ended			Q4 ‘14 vs. Q4 ‘13 % Change	Q4 ‘14 vs. Q3 ‘14 % Change	Q4 ‘14 % Same Store NOI
	December 31, 2014	December 31, 2013	September 30, 2014
Rental and other revenues
Atlanta	$21,807	$20,682	$21,762	5.4%	0.2%
Dallas	18,205	17,604	18,297	3.4%	(0.5)%
Houston	2,244	2,227	2,339	0.8%	(4.1)%
Austin	3,018	2,990	3,052	0.9%	(1.1)%
Washington, D.C.	12,836	12,990	13,156	(1.2)%	(2.4)%
Tampa	9,416	9,100	9,448	3.5%	(0.3)%
Orlando	2,777	2,747	2,770	1.1%	0.3%
Charlotte	6,822	6,573	6,889	3.8%	(1.0)%

Total rental and other revenues	77,125	74,913	77,713	3.0%	(0.8)%

Property operating and maintenance expenses (exclusive of depreciation and amortization)
Atlanta	8,525	8,104	8,597	5.2%	(0.8)%
Dallas	7,957	7,387	7,985	7.7%	(0.4)%
Houston	929	857	950	8.4%	(2.2)%
Austin	1,255	1,278	1,366	(1.8)%	(8.1)%
Washington, D.C.	4,340	4,373	4,627	(0.8)%	(6.2)%
Tampa	2,930	3,272	3,465	(10.5)%	(15.4)%
Orlando	955	930	1,035	2.7%	(7.7)%
Charlotte	2,047	2,126	2,216	(3.7)%	(7.6)%

Total	28,938	28,327	30,241	2.2%	(4.3)%

Net operating income
Atlanta	13,282	12,578	13,165	5.6%	0.9%	27.5%
Dallas	10,248	10,217	10,312	0.3%	(0.6)%	21.3%
Houston	1,315	1,370	1,389	(4.0)%	(5.3)%	2.7%
Austin	1,763	1,712	1,686	3.0%	4.6%	3.7%
Washington, D.C.	8,496	8,617	8,529	(1.4)%	(0.4)%	17.6%
Tampa	6,486	5,828	5,983	11.3%	8.4%	13.5%
Orlando	1,822	1,817	1,735	0.3%	5.0%	3.8%
Charlotte	4,775	4,447	4,673	7.4%	2.2%	9.9%

Total same store NOI	$48,187	$46,586	$47,472	3.4%	1.5%	100.0%

Average rental rate per unit
Atlanta	$1,362	$1,296	$1,347	5.1%	1.1%
Dallas	1,254	1,228	1,247	2.1%	0.5%
Houston	1,438	1,364	1,432	5.4%	0.4%
Austin	1,566	1,544	1,576	1.4%	(0.6)%
Washington, D.C.	1,855	1,875	1,876	(1.1)%	(1.1)%
Tampa	1,434	1,396	1,427	2.7%	0.5%
Orlando	1,488	1,490	1,494	(0.1)%	(0.4)%
Charlotte	1,277	1,243	1,267	2.7%	0.8%
Total average rental rate per unit	1,411	1,377	1,407	2.5%	0.3%

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Table 2 (con’t) - Same Store Net Operating Income (NOI) and Average Rental Rate per Unit by Market

(In thousands, except average rental rates)

	Year ended
	December 31, 2014	December 31, 2013	% Change
Rental and other revenues
Atlanta	$85,721	$81,466	5.2%
Dallas	72,277	70,103	3.1%
Houston	9,132	8,780	4.0%
Austin	12,093	11,826	2.3%
Washington, D.C.	51,852	52,456	(1.2)%
Tampa	37,465	36,441	2.8%
Orlando	11,030	11,129	(0.9)%
Charlotte	27,087	26,377	2.7%

Total rental and other revenues	306,657	298,578	2.7%

Property operating and maintenance expenses (exclusive of depreciation and amortization)
Atlanta	33,979	32,598	4.2%
Dallas	31,487	29,676	6.1%
Houston	3,725	3,337	11.6%
Austin	5,294	5,056	4.7%
Washington, D.C.	18,095	17,373	4.2%
Tampa	13,560	13,333	1.7%
Orlando	3,996	3,901	2.4%
Charlotte	8,457	8,592	(1.6)%

Total	118,593	113,866	4.2%

Net operating income
Atlanta	51,742	48,868	5.9%
Dallas	40,790	40,427	0.9%
Houston	5,407	5,443	(0.7)%
Austin	6,799	6,770	0.4%
Washington, D.C.	33,757	35,083	(3.8)%
Tampa	23,905	23,108	3.4%
Orlando	7,034	7,228	(2.7)%
Charlotte	18,630	17,785	4.8%

Total same store NOI	$188,064	$184,712	1.8%

Average rental rate per unit
Atlanta	$1,333	$1,271	4.9%
Dallas	1,243	1,216	2.2%
Houston	1,410	1,337	5.5%
Austin	1,565	1,519	3.0%
Washington, D.C.	1,868	1,889	(1.1)%
Tampa	1,420	1,388	2.3%
Orlando	1,490	1,508	(1.2)%
Charlotte	1,261	1,228	2.7%
Total average rental rate per unit	1,398	1,365	2.4%

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Table 3 - Operating Community Table

Market / Submarket / Community	Yr. Completed / Yr. of Substantial Renovations	No. of Units	Avg. Unit Size (Sq. Ft.)	Q4 2014 Avg. Monthly Rent		Q4 2014 Average Economic Occ.
				Per Unit	Per Sq. Ft.
Atlanta
Buckhead / Brookhaven
Post Alexander™	2008	307	1,015	$1,783	$1.76	96.4%
Post Brookhaven®	1990-1992	735	933	1,223	1.31	97.6%
Post Chastain®	1990/2008	558	866	1,326	1.53	97.4%
Post Collier Hills® (1)(2)	1997	396	948	1,182	1.25	96.1%
Post Gardens®	1998	397	1,039	1,336	1.29	96.2%
Post Glen® (2)	1997	314	1,076	1,376	1.28	98.2%
Post Lindbergh® (1)(2)	1998	396	909	1,236	1.36	96.8%
Post Peachtree Hills®	1992-1994/2009	300	978	1,442	1.47	97.3%
Post StratfordTM	2000	250	1,000	1,423	1.42	95.8%

Dunwoody
Post Crossing® (2)	1995	354	1,036	1,232	1.19	98.2%

Emory Area
Post BriarcliffTM (2)	1999	688	1,006	1,313	1.31	98.0%

Midtown
Post ParksideTM	2000	188	886	1,623	1.83	95.5%

Northwest Atlanta
Post Crest® (1)(2)	1996	410	1,033	1,148	1.11	97.5%
Post Riverside®	1998	522	1,059	1,587	1.50	95.6%
Post SpringTM	2000	452	977	1,080	1.11	96.3%

Dallas
North Dallas
Post Addison CircleTM	1998-2000	1,334	846	1,108	1.31	97.0%
Post EastsideTM	2008	435	912	1,242	1.36	96.5%
Post Legacy	2000	384	810	1,116	1.38	96.3%
Post Sierra at Frisco Bridges™	2009	268	896	1,153	1.29	94.1%

Uptown Dallas
Post AbbeyTM	1996	34	1,223	2,082	1.70	94.2%
Post Cole’s CornerTM	1998	186	800	1,201	1.50	98.4%
Post GalleryTM	1999	34	2,307	3,028	1.31	94.9%
Post HeightsTM	1998-1999/2009	368	845	1,369	1.62	95.2%
Post Katy Trail™	2010	227	898	1,650	1.84	96.9%
Post MeridianTM	1991	133	780	1,389	1.78	94.1%
Post SquareTM	1996	216	856	1,387	1.62	95.1%
Post Uptown VillageTM	1995-2000	496	736	1,165	1.58	98.0%
Post VineyardTM	1996	116	733	1,189	1.62	96.5%
Post VintageTM	1993	160	750	1,259	1.68	97.2%
Post WorthingtonTM	1993/2008	334	820	1,478	1.80	94.6%

Houston
Post 510™ (3)	2014	242	857	1,616	1.89	75.1%
Post Midtown Square® - Phases I & II	1999-2000	529	759	1,438	1.89	92.2%
Post Midtown Square® - Phase III	2012	124	889	1,795	2.02	92.9%

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Table 3 (con’t) - Operating Community Table

Market / Submarket / Community	Yr. Completed / Yr. of Substantial Renovations	No. of Units	Avg. Unit Size (Sq. Ft.)	Q4 2014 Avg. Monthly Rent		Q4 2014 Average Economic Occ.
				Per Unit	Per Sq. Ft.
Austin
Post Barton Creek™	1998	160	1,162	$1,812	$1.56	94.9%
Post Park Mesa™	1992	148	1,091	1,520	1.39	96.4%
Post South Lamar™	2012	298	853	1,588	1.86	92.0%
Post West Austin™	2009	329	889	1,467	1.65	95.2%
Washington D.C.
Maryland
Post Fallsgrove	2003	361	983	1,716	1.75	96.1%
Post Park®	2010	396	975	1,651	1.69	95.4%
Virginia
Post Carlyle Square™ - Phase I	2006	205	861	2,311	2.68	91.7%
Post Carlyle Square™ - Phase II	2012	344	906	2,418	2.67	91.1%
Post Corners at Trinity Centre (2)	1996	336	994	1,598	1.61	94.4%
Post Pentagon Row TM	2001	504	853	2,261	2.65	90.2%
Post Tysons Corner TM	1990	499	807	1,693	2.10	95.3%
Washington D.C.
Post Massachusetts Avenue TM (1)(2)	2002	269	883	3,318	3.76	90.9%
Tampa
Post Bay at Rocky Point™	1997	150	1,012	1,434	1.42	95.7%
Post Harbour PlaceTM	1999-2002	578	920	1,560	1.70	97.9%
Post Hyde Park® (2)	1996-2008	467	1,011	1,497	1.48	97.3%
Post Rocky Point®	1996-1998	916	1,031	1,323	1.28	96.7%
Post Soho Square™ (3)	2014	231	880	1,627	1.85	66.8%
Orlando
Post Lake® at Baldwin Park	2004-2007	350	1,013	1,476	1.46	99.5%
Post Lake® at Baldwin Park - Phase III	2013	410	960	1,511	1.57	97.4%
Post Lakeside™	2013	300	1,070	1,344	1.26	98.0%
Post ParksideTM	1999	248	867	1,506	1.74	95.8%
Charlotte
Post Ballantyne	2004	323	1,252	1,205	0.96	94.2%
Post Gateway PlaceTM	2000	436	804	1,157	1.44	95.6%
Post Park at Phillips Place®	1998	402	1,101	1,432	1.30	97.2%
Post South End™	2009	360	847	1,356	1.60	97.0%
Post Uptown PlaceTM	2000	227	800	1,214	1.52	95.6%
Raleigh
Post Parkside™ at Wade - Phase I	2013	397	875	1,035	1.18	95.8%

1)	Communities held in unconsolidated entities.
2)	Communities encumbered by secured mortgage indebtedness.
3)	During the period, these communities, or portions thereof, were in lease-up.

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Table 4 - Year-to-Date Margin Analysis

(In thousands)

	Year ended December 31, 2014
	Rental and Other Property Revenues	Property Operating & Maintenance Expenses	Net Operating Income (“NOI”)	NOI Margin	Expense Margin
Same store communities	$306,657	$118,593	$188,064	61.3%	38.7%
Newly stabilized communities	17,401	6,592	10,809	62.1%	37.9%
Lease-up communities	13,012	6,359	6,653	N/A	N/A
Acquired communities	4,978	1,889	3,089	62.1%	37.9%
Held for sale and sold communities	14,168	7,011	7,157	50.5%	49.5%
Other property segments:
Corporate apartments	5,958	5,098	860	14.4%	85.6%
Commercial	14,646	5,135	9,511	64.9%	35.1%
Corporate property management expenses (1)	-	12,282	(12,282)

	$376,820	$162,959

Consolidated property NOI (2)			$213,861

Third-party management fees			$866

1)	The following table summarizes the Company’s net property management expense as a percentage of adjusted property revenues:

Numerator:
Corporate property management expenses	$12,282
Less: Third-party management fees	(866)

Net property management expenses	$11,416

Denominator:
Total rental and other property revenues	$376,820
Less: Corporate apartment revenues	(5,958)

Adjusted property revenues	$370,862

Net property management expenses as a percentage of adjusted property revenues	3.1%

2)	Consolidated property NOI is a non-GAAP financial measure. See Table 1 on page 21 for a reconciliation of consolidated property NOI to GAAP net income.

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Table 5 - Reconciliation of Segment Cash Flow Data to Statements of Cash Flows

(In thousands)

	Three months ended December 31,		Year ended December 31,
	2014	2013	2014	2013
Annually recurring capital expenditures by operating segment
Same store communities	$3,566	$2,820	$12,986	$13,074
Newly stabilized communities	-	11	68	42
Lease-up communities	15	2	68	16
Acquired communities	37	30	102	85
Held for sale and sold communities	1	137	276	908
Commercial and other segments	198	180	443	548

Total annually recurring capital expenditures	$3,817	$3,180	$13,943	$14,673

Periodically recurring capital expenditures by operating segment
Same store communities	$1,452	$2,601	$4,571	$10,197
Newly stabilized communities	-	3	20	14
Lease-up communities	3	3	13	12
Acquired communities	-	18	36	21
Held for sale and sold communities	-	809	614	3,201
Commercial and other segments	630	1,242	2,883	2,448

Total periodically recurring capital expenditures	$2,085	$4,676	$8,137	$15,893

Total revenue generating capital expenditures	$2,116	$1,752	$7,677	$5,965

Decrease (increase) in capital expenditure accruals	$-	$547	$295	$(295)

Total property capital expenditures per statements of cash flows	$8,018	$10,155	$30,052	$36,236

Table 6 - Computation of Debt Ratios

(In thousands)

	As of December 31,
	2014	2013

Total real estate assets per balance sheet	$2,128,767	$2,251,139
Plus:
Company share of real estate assets held in unconsolidated entities	57,554	57,680
Company share of accumulated depreciation - assets held in unconsolidated entities	14,183	12,645
Accumulated depreciation per balance sheet	937,310	913,018
Accumulated depreciation on assets held for sale	207	-

Total undepreciated real estate assets (A)	$3,138,021	$3,234,482

Total debt per balance sheet	$892,459	$1,098,734
Plus:
Company share of third party debt held in unconsolidated entities	49,531	49,531

Total debt (adjusted for joint venture partners’ share of debt) (B)	$941,990	$1,148,265

Total debt as a % of undepreciated real estate assets (adjusted for joint venture partners’ share of debt) (B÷A)	30.0%	35.5%

Total debt per balance sheet	$892,459	$1,098,734
Plus:
Company share of third party debt held in unconsolidated entities	49,531	49,531
Preferred shares at liquidation value	43,392	43,392

Total debt and preferred equity (adjusted for joint venture partners’ share of debt) (C)	$985,382	$1,191,657

Total debt and preferred equity as a % of undepreciated real estate assets (adjusted for joint venture partners’ share of debt) (C÷A)	31.4%	36.8%

Supplemental Financial Data	27 | P a g e

4th Quarter 2014

Table 7 - Computation of Coverage Ratios

(In thousands)

	Year ended December 31,
	2014	2013
Net income	$238,183	$110,920
Other non-cash (income) expense, net	4,233	4,642
Income tax expense (benefit), net	(19)	982
Gains on condominium sales activities, net	(2,545)	(27,944)
Gains on sales of apartment communities	(187,825)	(28,380)
Net loss on extinguishment of indebtedness	18,357	-
Non-cash impairment charge	450	400
Depreciation expense	84,759	85,608
Depreciation expense - discontinued operations	-	527
Depreciation and amortization (company share) - unconsolidated entities	1,211	1,194
Interest expense	40,286	44,704
Interest expense - discontinued operations	-	289
Interest expense (company share) - unconsolidated entities	2,441	2,441
Amortization of deferred financing costs	2,282	2,573

Income available for debt service (A)	$201,813	$197,956

Interest expense	$40,286	$44,704

Interest expense - discontinued operations	-	289
Interest expense (company share) - unconsolidated entities	2,441	2,441

Adjusted interest expense (C)	42,727	47,434
Capitalized interest	3,115	3,962

Adjusted interest expense (including capitalized interest) (D)	$45,842	$51,396

Adjusted interest expense	$42,727	$47,434
Dividends to preferred shareholders	3,688	3,688

Fixed charges (E)	46,415	51,122
Capitalized interest	3,115	3,962

Fixed charges (including capitalized interest) (F)	$49,530	$55,084

Total debt (adjusted for joint venture partners’ share of debt) (see Table 6) (G)	$941,990	$1,148,265

Interest coverage ratio (A÷C)	4.7x	4.2x

Interest coverage ratio (including capitalized interest) (A÷D)	4.4x	3.9x

Fixed charge coverage ratio (A÷E)	4.3x	3.9x

Fixed charge coverage ratio (including capitalized interest) (A÷F)	4.1x	3.6x

Total debt to income available for debt service ratio (G÷A)	4.7x	5.8x

Table 8 - Calculation of Company Undepreciated Book Value Per Share

(In thousands, except per share data)

December 31, 2014
Total Company shareholders’ equity per balance sheet	$1,285,960
Plus:
Accumulated depreciation, per balance sheet	937,310
Accumulated depreciation held for sale assets, per balance sheet	207
Noncontrolling interest of common unitholders - Operating Partnership	7,086
Less:
Deferred financing costs, net, per balance sheet	(5,117)
Preferred shares at liquidation value	(43,392)

Total undepreciated book value (A)	$2,182,054

Total common shares and units (B)	54,630

Company undepreciated book value per share (A÷B)	$39.94

Supplemental Financial Data	28 | P a g e